UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

Greenwood Hall, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-184796	99-0376273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12424 Wilshire Blvd., Suite 1030, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 905-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Greenwood Hall, Inc. (“Company”) was held at 2000 Avenue of the Stars, Suite 400 North Tower, Los Angeles, California 90067, at 9:00 a.m., local time, on Thursday, November 5, 2015.

Only stockholders of record who owned our common stock as of the close of business on September 28, 2015 (“Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on the Record Date, we had approximately 47,114,297 shares of common stock outstanding and entitled to vote, with each such outstanding share entitled to one vote per share on each matter to be voted upon by stockholders. At the meeting, a total of 29,481,646 shares of common stock, representing 62.57% of outstanding common stock and voting power, were present in person, on the phone or represented by proxy, constituting a quorum to conduct business.

All of the Company's proposals were approved by the requisite vote of the Company's shareholders. The final voting results for the proposals are set forth below. For more information on each of these proposals, see the Company's definitive proxy statement for the special meeting, filed with the SEC on September 28, 2015.

1.	Election of a Board of Directors of six (6) directors, each to serve until the 2016 annual meeting of stockholders or until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. The following table sets forth certain information regarding each elected director:

Name	Age	Positions with Greenwood Hall, Inc.	Director Since
Frederic T. Boyer	71	Director	N/A
Lyle M. Green	44	Director	2014
John Hall, Ed.D.	40	Director, Chief Executive Officer, Chairman of the Board, Treasurer and Secretary	2014
Jonathan Newcomb	68	Director	2014
Mike Sims	69	Director	2014
Matt Toledo	52	Director	2014

FOR	AGAINST	ABSTAIN
29,481,646	0	17,632,667

2.	Approval to change the Company’s state of incorporation from Nevada to Delaware.

FOR	AGAINST	ABSTAIN
29,481,646	0	17,632,667

3.	Approval authorizing the board to implement at any time on or before November 5, 2016, an amendment to our Certificate of Incorporation to (a) effect a reverse split whereby the number of shares of issued and outstanding common stock are reduced by a ratio of 1-for-5 and to (b) effect a decrease in the number of authorized shares of our common stock from 937,500,000 to 50,000,000. The Board was further authorized to abandon this proposal at any time, at its discretion.

FOR	AGAINST	ABSTAIN
25,051,607	4,430,039	17,632,667

Subsequent to the Annual Shareholder’s Meeting, a regular meeting of the Company’s Board of Directors was held. The Board indicated it was the current desire of the Board that any planned implementation of the proposal to effect a reverse split of the Company’s stock would be done in conjunction with a) the retention of an investment banker/underwriter, and/or b) up-listing of the Company’s stock to a senior exchange, and/or c) an acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWOOD HALL, INC.
Date: November 11, 2015
	By:	/s/ John Hall
Name: John Hall
Title: Chief Executive Officer